Exhibit 10.18.2

EXECUTION VERSION

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. [***] INDICATES THAT INFORMATION HAS BEEN REDACTED.

AMENDMENT NO. 2

TO MASTER REPURCHASE AGREEMENT

Amendment No. 2 to Master Repurchase Agreement, dated as of October 14, 2016 (this “Amendment”), by and between Bank of America, N.A. (“Buyer”) and Quicken Loans Inc. (“Seller”).

RECITALS

Buyer and Seller are parties to that certain Master Repurchase Agreement, dated as of October 16, 2015 (as amended from time to time, the “Existing Master Repurchase Agreement”; and as amended by this Amendment, the “Master Repurchase Agreement”).

Buyer and Seller have agreed, subject to the terms and conditions of this Amendment, that the Existing Master Repurchase Agreement be amended to reflect certain agreed upon revisions to the terms of the Existing Master Repurchase Agreement.

Accordingly, Buyer and Seller hereby agree, in consideration of the mutual promises and mutual obligations set forth herein, that the Existing Master Repurchase Agreement is hereby amended as follows:

SECTION 1. Notice. Section 9.3 of the Existing Master Repurchase Agreement is hereby amended by deleting clause (b) in its entirety and replacing it with the following:

(b) any action, suit or proceeding instituted against Seller in any federal or state court or before any commission or other regulatory body (federal, state or local, foreign or domestic) or any issuance of consent order by any Governmental Authority, if such action, suit, proceeding or consent order, or any such action, suit, proceeding or consent order, (i) involves a potential liability, on an individual or aggregate basis, equal to or greater than [***] of Seller’s Tangible Net Worth (as of the most recent month end), (ii) is reasonably likely to result in a Material Adverse Effect, if determined adversely, (iii) questions or challenges the validity or enforceability of any of the Principal Agreements or (iv) pertains to Purchased Mortgage Loans with a combined aggregate unpaid principal balance of at least [***], and questions or challenges compliance with, (x) with respect to Purchased Mortgage Loans other than Bond Loans — 1st Lien, the Ability to Repay Rule or (y) with respect to any Purchased Mortgage Loans other than Bond Loans — 1st Lien and Permitted Non-Qualified Mortgage Loans, the QM Rule;

SECTION 2. Defined Terms. Exhibit A of the Existing Master Repurchase Agreement is hereby amended by:

2.1 deleting the definitions of “Applicable Pricing Rate” and “Government Mortgage Loan” in their entirety and replacing them with the following:

Applicable Pricing Rate: With respect to any date of determination, the greater of (i) One-Month LIBOR, and (ii) the LIBOR Floor. It is understood that the Applicable Pricing

Rate shall be adjusted on a daily basis. Notwithstanding the foregoing, under no circumstances shall the Applicable Pricing Rate be less than zero.

Government Mortgage Loan: Unless defined otherwise in the Transactions Terms Letter, a first lien mortgage loan that is:

(a)           subject to FHA Mortgage Insurance under a FHA Mortgage Insurance Contract and is so insured, or is subject to a current binding and enforceable commitment for such insurance pursuant to the provisions of the National Housing Act, as amended, was originated in Strict Compliance with the Ginnie Mae Guide, is eligible for inclusion in the Ginnie Mae Program, and unless otherwise agreed to by Buyer in its sole discretion, does not exceed the applicable maximum mortgage limits as set forth in the FHA Regulations, including the general loan limits and the high-cost area loan limits;

(b)           subject to a guarantee by the VA under a VA Loan Guaranty Agreement, or is subject to a current binding and enforceable commitment for such guarantee pursuant to the provisions of the Servicemen’s Readjustment Act, as amended, was originated in Strict

Compliance with VA Regulations and the Ginnie Mae Guide, is eligible for inclusion in the Ginnie Mae Program, and unless otherwise agreed to by Buyer in its sole discretion, does not exceed the applicable maximum mortgage limits as set forth in the VA Regulations, including the general loan limits and the high-cost area loan limits;

(c)           eligible to be guaranteed by the RD under a RD Loan Guaranty Agreement, and is so guaranteed pursuant to the provisions of the RD Regulations, and was originated in Strict Compliance with RD Regulations and the Ginnie Mae Guide, is eligible for inclusion in the Ginnie Mae Program, and unless otherwise agreed to by Buyer in its sole discretion, does not exceed the applicable maximum mortgage limits as set forth in the RD Regulations, including the general loan limits and the high-cost area loan limits.

2.2 adding the following definition in its proper alphabetical order:

TILA-RESPA Integrated Disclosure Rule: The Truth-in-Lending Act and Real Estate Settlement Procedures Act Integrated Disclosure Rule, adopted by the Consumer Financial Protection Bureau, which is effective for residential mortgage loan applications received on or after October 3, 2015.

SECTION 3. Representations and Warranties. Exhibit L of the Existing Master Repurchase Agreement is hereby amended by:

3.1 deleting paragraph (q) in its entirety and replacing it with the following:

(q) Occupancy and Use of the Mortgaged Property. As of the Purchase Date the Mortgaged Property is either vacant or is lawfully occupied under applicable law. All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities. Seller has not received notification from any Governmental Authority that the Mortgaged Property is in material non-compliance with such laws or regulations, is being used, operated or occupied unlawfully or has failed to have or obtain such inspection, licenses or certificates, as the case may be. Seller has not received notice of any violation or failure to conform with any such law, ordinance, regulation, standard, license or certificate. Solely with respect to Jumbo Mortgage Loans and to the best of

Seller’s knowledge, the Mortgaged Property is not being used for business purposes, as defined in the Federal Truth-in-Lending Act of 1968, as amended, and Regulation Z thereunder.

3.2 adding the following new paragraph at the end thereof:

(mmm) TRID Compliance. To the extent applicable, effective with respect to applications taken on or after October 3, 2015, each Mortgage Loan was originated in compliance with the Consumer Financial Protection Bureau’s TILA-RESPA Integrated Disclosure Rule.

SECTION 4.  Events of Default.  Section 11.1, paragraph (m), clause (ii) of the

Existing Master Repurchase Agreement is hereby amended by replacing the word “Buyer” with the word “Seller.”

SECTION 5. Fees and Expenses. Seller hereby agrees to pay to Buyer, on demand, any and all reasonable fees, costs and expenses (including reasonable fees and expenses of counsel) incurred by Buyer in connection with the development, preparation and execution of this Amendment, irrespective of whether any transactions hereunder are executed.

SECTION 6. Conditions Precedent. This Amendment shall become effective as of the date hereof upon Buyer’s receipt of this Amendment, executed and delivered by a duly authorized officer of Buyer and Seller.

SECTION 7. Limited Effect. Except as expressly amended and modified by this Amendment, the Existing Master Repurchase Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms.

SECTION 8. Counterparts. This Amendment may be executed in any number of counterparts each of which shall constitute one and the same instrument, and each party hereto may execute this Amendment by signing any such counterpart. Delivery of an executed counterpart of a signature page of this Amendment in Portable Document Format (PDF) or by facsimile shall be effective as delivery of a manually executed original counterpart of this Amendment.

SECTION 9. Severability. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

SECTION 10. GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE

STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

BANK OF AMERICA. N.A., as Buyer

By:	/s/ Adam Robitshek
Name: Adam Robitshek
Title: Vice President

QUICKEN LOANS INC., as Seller

By:	/s/ Julie Booth
Name: Julie Booth
Title: Chief Financial Officer

Signature Page to Amendment No.2 to Master Repurchase Agreement